UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N Federal Hwy, Suite B200
Boca Raton FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Departure of Directors

On October 23, 2025, effective immediately after the closing of the Offerings (as defined below), Aaron LoCascio and Renah Persofsky each resigned from the Board of Directors (the “Board”) of Greenlane Holdings Inc. (the “Company”) and all committees thereof. The resignations did not result from any dispute or disagreement with the Company or the Board on any matter related to the operations, policies or practices of the Company.

Appointment of Directors

Effective as of October 23, 2025, in connection with the closing of the Offerings and pursuant to the terms of the Subscription Agreements (as defined below), the Board appointed Bruce Linton and William Levy as directors of the Company (the “New Directors”). Each of the New Directors was designated by Polychain Capital LP (“Polychain”) pursuant to its rights under the Subscription Agreements.

Mr. Linton currently serves as Advisor and Chairman of the Advisory Committee of Red Light Holland Corp., a psychedelic wellness company, Director of Canadian Olympic Foundation, a non-profit supporting Team Canada programs, and serves on the Executive Committee of Ottawa Hospital Foundation, a non-profit organization support healthcare and medical research. From 2022 until 2024, Mr. Linton previously served as Director of Melodiol Global Health Ltd., a health and wellness company. Mr. Linton also previously served as the Non-Executive Chairman of Óskare Capital, a life sciences venture capital firm from 2020-2022, as Director of Mind Medicine, a medicinal biotech company from 2019-2021, as Executive Chairman of Gage Growth Corp, a medical cannabis technology innovation company from 2019-2021, as Chief Executive Officer and Chairman of Collective Growth Corp., a technology and cannabis driven SPAC from 2019-2021, and as Co-Chairman and former Chief Executive Officer of Martello Technologies Group Inc. from 2013-2023. Mr. Linton is also the Founder and former Chairman and Chief Executive Officer of Canopy Growth Corporation, the first federally regulated cannabis producer on the New York Stock Exchange. Mr. Linton brings to the Board extensive experience in corporate strategy, governance and scaling organizations in policy-driven industries.

Mr. Levy currently serves as the Chief Executive Officer and Director of WP Labs Inc., a consumer and business software development company with direct oversight of corporate management, product development, and business operations. Mr. Levy previously co-founded Virgin Gaming, an esports platform, SLANG WORLDWIDE INC., a leading cannabis consumer packaged goods company and Frequency Advisors, Inc., a corporate strategy and advisory services firm for technology and consumer-goods clients. Since 2020, Mr. Levy has also served as the Chief Executive Officer and Director of Frequency Advisors. Until 2020, Mr. Levy served as the President of SLANG WORLDWIDE INC. Mr. Levy brings to the Board extensive experience in leadership, strategy, corporate governance and technology.

The Board has determined that each of Mr. Linton and Mr. Levy is an “independent director” under the listing standards of The Nasdaq Stock Market. At the time of their appointment, the Board also established a Digital Assets Committee to oversee the Company’s digital-asset treasury strategy, which is composed solely of the New Directors and chaired by Mr. Linton. Neither of the New Directors were selected pursuant to any arrangement other than as described in the Prior 8-K (as defined below).

Appointment of the Chief Investment Officer

On October 23, 2025, the Company and Benjamin Isenberg entered into an employment agreement to serve as the Company’s Chief Investment Officer who will manage the Company’s BERA treasury strategy, effective October 23, 2025 for a thirty (30) month term, subject to automatic renewal of successive one-year periods (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Isenberg will receive a base salary of $400,000.00. In addition, the Company will pay to Mr. Isenberg a one-time, cash, signing bonus in the amount of $200,000.00 (the “Signing Bonus”).

Further, the Employment Agreement contains certain rights of Mr. Isenberg and the Company to terminate Mr. Isenberg’s employment, including a termination by the Company for “Cause” as defined in the Employment Agreement. The Employment Agreement also specifies certain compensation due following termination of employment, including severance payments to Mr. Isenberg if he is terminated “Without Cause” or resigns for “Good Reason” as set forth in the Employment Agreement.

The foregoing summary of the terms and conditions of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Mr. Isenberg currently serves as Founder and Principal of BSQD Corp., a market making and proprietary trading firm specializing in digital assets and cryptocurrencies. In this role, Mr. Isenberg is responsible for the strategic direction and oversight of digital asset trading operations. He has held this position since 2022.  Prior to this, Mr. Isenberg served as a Trader at Tradias GmbH, a BAFIN regulated market maker based in Frankfurt, Germany from 2021- 2024.  Before entering into the digital asset markets, Mr. Isenberg worked in investment banking at M Partners in Toronto, where he covered digital-assets, technology and mining from 2019-2021.

There are no family relationships between any of the New Directors or Mr. Isenberg and any director or executive officer of the Company, and there are no related-party transactions requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

Press Release Announcing Closing of PIPE

On October 23, 2025, the Company issued a press release announcing the closing of the Offerings (as defined below). A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

As previously disclosed in the Current Report on Form 8-K filed by the Company on October 20, 2025 (the “Prior 8-K”), the Company entered into subscription agreements (the “Cash Subscription Agreements”) with certain accredited investors (the “Cash Subscribers”) pursuant to which the Company agreed to sell and issue to the Cash Subscribers in a private placement offering (the “Cash Offering”) shares (the “Cash Shares”) of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”), at an offering price of $3.84 per share (the “Cash Purchase Price”), and (ii) pre-funded warrants (the “Cash Pre-Funded Warrants” and, together with the Common Stock, the “Cash Securities”) to purchase shares of Common Stock (the “Cash Pre-Funded Warrant Shares”) at a purchase price equal to the Cash Purchase Price less $0.01 per Cash Pre-Funded Warrant. In the Cash Offering, the Cash Subscribers tendered U.S. dollars, USDC or USDT (or a combination thereof) to the Company as consideration for the Cash Securities.

Additionally, as previously disclosed, on October 20, 2025, the Company entered into subscription agreements (the “Cryptocurrency Subscription Agreements” and, together with the Cash Subscription Agreements, the “Subscription Agreements”) with certain accredited investors (the “Cryptocurrency Subscribers” and, together with the Cash Subscribers, the “Subscribers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Subscribers in a private placement offering (the “Cryptocurrency Offering” and, together with the Cash Offering, the “Offerings”) pre-funded warrants (the “Cryptocurrency Pre-Funded Warrants” and, together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Cryptocurrency Pre-Funded Warrant Shares” and, together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”) pursuant to which the native digital asset of the Berachain blockchain, referred to as BERA (“BERA”), was valued for purposes of the Cryptocurrency Subscription Agreements at $1.9477 per BERA for Cryptocurrency Subscribers (based on the seven day trailing volume-weighted average price (VWAP) using Binance 1-hour Kline data), or $0.9836 per BERA in the case of the Berachain Foundation.

On October 23, 2025, the Company successfully closed the Offerings and issued an aggregate of 3,328,012 Cash Shares, Cash Pre-Funded Warrants to purchase 9,789,166 shares of Common Stock, and Cryptocurrency Pre-Funded Warrants to purchase 15,504,902 shares of Common Stock. Additionally, the Company issued strategic advisor warrants to purchase 5,264,757 shares of common stock to certain advisors providing strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector.

The net cash proceeds, after deducting placement agent fees and other offering expenses payable by the Company, are approximately $24.3 million, and the Company received approximately $19.0 million of additional proceeds in USDT/USDC. As of the closing of the Offerings, the Company held approximately 55 million BERA, valued at approximately $110 million based on Binance’s 24-hour VWAP for the period ending at 12:00 a.m. ET on October 23, 2025.

The Company intends to primarily use the net cash proceeds from the Offerings to fund the acquisition of BERA through open market purchases and the establishment of the Company’s BERA treasury operations, as well as for working capital and general corporate purposes. The Company intends to use $3.0 million of proceeds from the Offering in connection with its historical operations.

The Cash Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares were offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Cash Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

On October 23, 2025, the Board formally established a Digital Assets Committee to oversee the Company’s digital-asset treasury strategy, which is composed solely of the New Directors and chaired by Mr. Linton.

Current BERA Position

The Company’s current position in BERA is 54,227,042 tokens, representing its commitment within its broader digital asset strategy.

The Company intends to provide regular updates on its BERA holdings and performance metrics to ensure maximum transparency for investors.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, the anticipated closing date of the PIPE, use of proceeds from the announced PIPE, future announcements and priorities, expectations regarding management, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors-many of which are beyond the Company’s control-that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of BERA; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 21, 2025, and in the Company’s subsequent filings with the SEC. These filings are available at www.sec.gov. The forward-looking statements in this Form 8-K speak only as of the date of this document, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
99.1	Press Release, dated October 24, 2025
10.1	Employment Agreement by and between the Company and its Chief Investment Officer, dated October 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: October 27, 2025	By:	/s/ Barbara Sher
Barbara Sher
Chief Executive Officer